Exhibit 10.2

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT dated as of June 7, 2018 (this “Amendment”), with respect to the Security Agreement referred to below, by and among CARBO Ceramics Inc., a Delaware corporation, as borrower (“Borrower”), the subsidiaries of Borrower party hereto, and Wilks Brothers, LLC, a Texas limited liability company, as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, Borrower, Administrative Agent, and certain subsidiaries of Borrower party thereto from time to time are parties to that certain Second Amended and Restated Pledge and Security Agreement dated as of March 2, 2017 (as the same now exists and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”); and

WHEREAS, Borrower, Administrative Agent, and the subsidiaries of Borrower party to the Security Agreement as of the date hereof (collectively with Borrower, the “Grantors” and each individually, a “Grantor”) desire to modify and amend certain terms of the Security Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.	Defined Terms.

Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Security Agreement, as amended hereby.

Section 2.	Amendments.

Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof upon satisfaction of such conditions, the Security Agreement is hereby amended as follows:

(a)The following new terms are hereby added to Section 1.1 (Certain Terms) of the Security Agreement in the appropriate alphabetical order:

“First Amendment to Security Agreement” means that certain First Amendment to Second Amended and Restated Pledge and Security Agreement dated as of June 7, 2018 by and among the Grantors party thereto and the Administrative Agent.

(b)Section 2.1(a)(viii) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“(viii)all deposit accounts (including without limitation the deposit accounts listed on Schedule 2.1(a)(viii), as amended or supplemented from time to time) and securities accounts (in each case, other than Excluded Accounts) and all amounts on deposit therein and all cash equivalent investments carried therein and all proceeds thereof;”

(c)Section 4.8 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 4.8.Deposit Accounts and Securities Accounts. With respect to any deposit account or securities account owned or held by any Grantor that is required to be subject to an Account Control Agreement pursuant to the terms of Section 5.9 of the Credit Agreement (including without limitation the deposit accounts listed on Schedule 2.1(a)(viii), as amended or supplemented from time to time), such Grantor shall execute and deliver and shall cause to be delivered to the Administrative Agent an Account Control Agreement from the bank maintaining such deposit account or the securities intermediary maintaining such securities account and take any steps which may reasonably be requested by Administrative Agent to perfect its security interest in such account, for the benefit of the Secured Parties.

Section 3.	Representations and Warranties.

Each Grantor hereby represents and warrants (which representations and warranties survive the execution and delivery hereof) to the Administrative Agent that:

(a)the representations and warranties contained in the Security Agreement and the other Credit Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (x) to the extent such representation or warranty was specifically made with regard to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date; and (y) for such changes as a result of any act or omission specifically permitted under the Security Agreement or any other Credit Document;

(b)the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by such Grantor, and this Amendment is a legal, valid and binding obligation of each Grantor, enforceable against such Grantor, in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

(c)immediately prior to and after giving effect to this Amendment, no Default and no Event of Default exists and each Grantor is in full compliance with the Security Agreement and each of the other Credit Documents, as applicable.

Section 4.	Conditions Precedent.

This Amendment shall become effective as of the date first above written upon satisfaction of each of the following conditions:

(a)the Administrative Agent or its counsel shall have received (including by way of electronic transmission) this Amendment duly executed and delivered (or counterparts hereof) by the Administrative Agent and each Grantor.

Section 5.	Reference to and Effect on the Security Agreement and the Credit Documents.

(a)Except as expressly provided herein (i) the Security Agreement and the other Credit Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms and are hereby in all respects ratified and confirmed, (ii) the agreements of the Administrative Agent set forth herein shall be limited strictly as written, and (iii) this Amendment shall not be deemed a waiver of any term or condition of the Security Agreement or any other Credit Document and shall not be deemed to limit, impair, constitute a waiver of, or otherwise affect or prejudice any right or rights which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Security Agreement or any other Credit Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

(b)Each Grantor hereby affirms its obligations under the Security Agreement (as amended hereby) and the other Credit Documents and confirms its grant of a security interest in and Administrative Agent’s Lien on its assets as Collateral for the Obligations and acknowledges and affirms that such guarantee and/or grant is and shall remain in full force and effect in respect of, and to secure, the Obligations, in each case, in accordance with and subject to the terms of the Security Agreement and the other Credit Documents, as applicable.

(c)Upon and after the date hereof, each reference in the Security Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Security Agreement, and each reference in the other Credit Documents to the “Security Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement as modified and amended by this Agreement.

(d)This Amendment shall constitute a Credit Document.

Section 6.	Execution in Counterparts.

This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by electronic transmission (including .pdf) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 7.	Costs and Expenses.

Borrower hereby affirms its obligation under the Credit Documents to reimburse Administrative Agent for all costs and expenses paid or incurred by Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith, including but not limited to the attorneys’ fees and time charges of attorneys for Administrative Agent with respect thereto.

Section 8.	Further Assurances.

Pursuant to the Security Agreement and the other Credit Documents, each Grantor hereby authorizes the Administrative Agent to file any (x) financing statements to the extent permitted by applicable Legal Requirements in order to perfect or maintain the perfection of any security interest granted under any of the Credit Documents and/or (y) amendments to the existing financing statements to reflect the terms of the Credit Documents as amended by this Amendment. Each Grantor agrees to, promptly execute and deliver to the Administrative Agent upon reasonable request by the Administrative Agent all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of such Grantor, as the case may be, in the Credit Documents, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral, the Security Agreement, the other Credit Documents and this Amendment.

Section 9.	Governing Law; Submission to Jurisdiction; Waiver of Jury.

The terms of Section 7.13 (Governing Law), Section 7.14 (Submission to Jurisdiction) and Section 7.17 (Waiver of Jury) of the Security Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial (and, where applicable, judicial reference) are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

GRANTORS:

CARBO CERAMICS INC.

By: /s/ Ernesto Bautista, III

Name:Ernesto Bautista, III
Title:Vice President and Chief Financial Officer

ASSET GUARD INC.

By: /s/ Ernesto Bautista, III

Name:Ernesto Bautista, III
Title:Vice President and Chief Financial Officer

STRATAGEN, INC.

By: /s/ Ernesto Bautista, III

Name:Ernesto Bautista, III
Title:Vice President and Chief Financial Officer

Signature Page to First Amendment to Second Amended and Restated Pledge and Security Agreement

ADMINISTRATIVE AGENT:

WILKS BROTHERS, LLC,

as Administrative Agent

By: /s/ Morgan D Neff

Name: Morgan D Neff
Title: Authorized Representative

Signature Page to First Amendment to Second Amended and Restated Pledge and Security Agreement